EXHIBIT 10.1
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                           PARAGON TECHNOLOGIES, INC.

                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (the "Agreement") is dated as of September 1, 2005, by and between PARAGON TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and THE QTX GROUP, a Pennsylvania sole proprietorship ("QTX").


                               W I T N E S S E T H

            WHEREAS, Mr. Joel L. Hoffner (the "Consultant") is Managing Director of QTX; and

            WHEREAS, the Consultant served as Vice President of Product Management, Vice President of Engineering and Director of Engineering of SI Handling Systems, Inc., a predecessor of the Company; and

            WHEREAS, the Company desires that the Consultant provide consulting services to the Company and provide periodic advice to the Company; and

            WHEREAS, the parties hereto desire to enter into this Agreement whereby QTX will allow the Consultant to act from time to time as an independent contractor for the Company in providing to the Company consulting services relating to the Company's corporate development (the "Business") pursuant to the terms hereof; and

            NOW THEREFORE, in consideration of the mutual promises herein contained, the parties, intending to be legally bound, agree as follows:

                1. Term. The Company hereby retains the Consultant and the
                   ----
Consultant hereby accepts such retention by the Company commencing on September 1, 2005 until August 31, 2007 (the "Term"). Thereafter, this Agreement shall be automatically renewed for successive one month terms (each, a "Renewal Term"). This Agreement may be terminated during (i) the Term upon mutual written agreement of the parties or (ii) any Renewal Term upon five (5) days written notice by either party.

                2. Services Rendered. Consultant shall perform strategic
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consulting  for the Company (the  "Consulting  Services").  During the Term, the
Consultant shall provide at least one hundred fifty-six (156) days of consulting services per year. During each Renewal Term, the Consultant shall provide consulting services at the request and as directed by the Board of Directors of the Company.

                3. Compensation. The Company shall pay the Consultant, and the
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Consultant hereby agrees to accept, as compensation for all services to be rendered to the Company, the compensation set forth in this Section 3.


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                     a. Term.  During the Term, the Company shall pay the
                        ----
Consultant a consulting fee in the amount of Ninety Thousand Dollars ($90,000) per year, payable in equal monthly installments of Seven Thousand Five Hundred Dollars ($7,500) on the first day of each calendar month during the Term (the "Consulting Fee").

                     b. Renewal Term. During each Renewal Term, the Company
                        ------------
shall pay the Consultant a consulting fee of Seven Thousand Five Hundred Dollars ($7,500) payable on the first day of each Renewal Term (the "Renewal Term Fee"); provided that, if a Renewal Term is terminated in accordance with the terms of
Section 1 of this Agreement, the Renewal Term Fee shall be prorated consistent with the number of days the Consultant provided consulting services to the Company during such Renewal Term.

                     c. No Entitlement to Employee Benefits. Consultant
                        -----------------------------------
acknowledges that he will not be eligible to participate in any retirement, welfare, bonus, incentive or other benefit plan, including, without limitation, health insurance and other health care benefits, sick leave, vacation or holiday leave, maintained by the Company during the Term or otherwise by virtue of his retention by the Company and agrees that he will not make any claim for such benefits.

                     d. Expenses. The Company will reimburse Consultant for all
                        --------
reasonable and necessary out-of-pocket expenses directly incurred by Consultant in the course of his engagement by the Company. Subject to then current Company policies, expenses will be reimbursed at actual cost. Payment for such expenses will be due within thirty (30) days of the submission by Consultant of a receipt setting forth in reasonable detail the expenses to be reimbursed.

                4. Relationship of the Parties. The Consultant's engagement
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by the Company  under this  Agreement  is strictly  for the  purposes and to the extent set forth in this Agreement. The Consultant's relationship to the Company is solely that of an independent contractor. The Consultant shall not be considered an employee or agent of the Company under this Agreement or otherwise. The Consultant acknowledges that as an independent contractor, the Consultant will not be provided any benefits which the Company provides to its employees, including but not limited to health insurance or other health care benefits, sick leave, vacation or holiday leave. Without limiting the foregoing, the Consultant shall be responsible for the timely payment of his own self-employment and income taxes and the Company shall not deduct or withhold from any amount payable to the Consultant under this Agreement any tax or employee benefit payments.

                5. Confidentiality.
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                     a. Definition. "Confidential Information" means any
                        ----------
Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, developments, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

                     b. Non-Use and Non-Disclosure. Consultant will not, during
                        --------------------------
or subsequent to the Term or any Renewal Term of this Agreement, use the Company's


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Confidential  Information for any purpose  whatsoever other than the performance of the Consulting Services on behalf of the Company or disclose the Company's Confidential Information to any third party. It is understood that said
Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any
unauthorized   disclosure  of  such   Confidential   Information.   Confidential
Information does not include information which has become publicly known and made generally available through no wrongful act of Consultant.

                     c. Third Party Confidential Information. Consultant
                        ------------------------------------
recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the Term and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Consulting Services for the Company consistent with the Company's agreement with such third party.

                     d. Return of Materials. Upon the termination of this
                        -------------------
Agreement,  or upon Company's  earlier  request,  Consultant will deliver to the
Company  all  of  the  Company's  property  or  Confidential   Information  that
Consultant may have in Consultant's possession or control.

                6. Successors and Assigns. This Agreement shall inure to the
                   ----------------------
benefit of and be binding upon the Company and QTX and their respective successors, executors, administrators, heirs and/or assigns; provided that the Consultant shall not make any assignment of this Agreement or any interest herein, by operation of law or otherwise.

                7. Notice. Any notice hereunder by either party shall be given
                   ------
by personal delivery or by sending such notice by certified mail, return-receipt requested, or any national overnight delivery service, addressed to the other party at its address set forth below or at such other address designated by notice in the manner provided in this Section 7. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or, in the case of overnight delivery service, when deposited with the overnight delivery service.

                      (i) if to the Company, to:

                           Leonard S. Yurkovic
                           Paragon Technologies, Inc.
                           600 Kuebler Road
                           Easton, Pennsylvania 18040

                      (ii) if to QTX, to:

                           Joel L. Hoffner



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



                           1806 Easthill Drive
                           Bethlehem, Pennsylvania 18017

                8. Entire Agreement; Amendments. This Agreement contains
                   ----------------------------
the entire agreement and understanding of the parties hereto relating to the consulting arrangement hereunder, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto any consulting, employment, severance, deferred compensation, retirement or similar type of agreement; and the Consultant expressly agrees that all such prior agreements are hereby terminated and the Company is released of all obligations with respect thereto. This Agreement may not be changed or modified, except by an express agreement in writing signed by each of the parties hereto.

                9. Waiver. The waiver of the breach of any term or provision of
                   ------
this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

               10. Governing Law. This Agreement shall be construed and enforced
                   -------------
in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws of any jurisdiction.

               11. Invalidity. If any provision of this Agreement shall be
                   ----------
determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

                12. Section Headings. The section headings in this Agreement are
                    ----------------
for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                13. Number of Days. In computing the number of days for purposes
                    --------------
of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided that, if the final day of any time period falls on a Saturday, Sunday or day which is a legal holiday in the Commonwealth of Pennsylvania, then such final day shall be deemed to be the next day that is not a Saturday, Sunday or legal holiday.

               14. Counterparts. This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                            [Signature Page Follows]


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



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           PARAGON TECHNOLOGIES, INC.


                                           By:  /s/ Leonard S. Yurkovic
                                               --------------------------------
                                                 Leonard S. Yurkovic
                                                 Chief Financial Officer



                                           THE QTX GROUP


                                           By:  /s/ Joel L. Hoffner
                                               --------------------------------
                                                 Joel L. Hoffner




















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